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                                                                 Exhibit 99.A9-2

                               Exhibit 24(b)(4)(j)

  Guaranteed Minimum Death Benefit Endorsements (EA138A, EA139A, EA139B, EA140)
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                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                                (A STOCK COMPANY)

                           Home Office: Columbus, Ohio
                   Administrative Office: Clearwater, Florida

                                   ENDORSEMENT


This Endorsement is attached to and forms a part of the contract.

The Change of Ownership Upon Death of Owner section of the General Provisions is hereby amended by replacing condition 1 with the following:

1. In the event of death of one Joint Owner, the surviving Joint Owner will be the sole Owner. If the surviving Joint Owner is the spouse of the deceased Owner at the time of death and elects to continue the Contract, and if the deceased Joint Owner was the Annuitant, then the Annuity Value as of the Death Report Day will be adjusted to equal the Death Benefit Proceeds as provided in the Death Benefit Provisions.

The last paragraph of the Alternative Election section of the Death Benefit Provisions is hereby replaced with the following:

Except in the event of Joint Owners, as provided in the Death of Annuitant During the Accumulation Period provision, if the Beneficiary is entitled to receive the Death Benefit Proceeds and is the spouse of the deceased Annuitant, then the Beneficiary may elect to become the new Annuitant and Owner and keep the Contract in force. The Annuity Value as of the Death Report Day will be adjusted to equal the Death Benefit Proceeds as provided in the Death Benefit Provisions. However, if the spouse is also a Joint Owner of this Contract, the terms of the Death of Annuitant during the Accumulation Period provision shall apply.

This Endorsement is effective as of the Contract Date unless a different Effective Date is shown here.

Except as otherwise set forth above, this Endorsement is subject to the exclusions, definitions, and provisions of the Contract.


                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                                       ABC
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                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                                (A STOCK COMPANY)

                           Home Office: Columbus, Ohio
                   Administrative Office: Clearwater, Florida

                                   ENDORSEMENT


This Endorsement is attached to and forms a part of the contract.

The Death of the Annuitant During the Accumulation Period section of the Death Benefit Provisions is hereby expanded by adding the following:

If the Owner is the Annuitant and dies during the Accumulation Period and the spouse who is the beneficiary or Joint Owner or Successor Owner elects to continue the Contract as a deferred annuity under the Death of the Annuitant During the Accumulation Period or Alternative Election sections of the Death Benefit Provisions, We will designate the spouse who is the beneficiary or Joint Owner or Successor Owner as the Owner and Annuitant and reset the Death Benefit Provisions based upon the age of the new Owner / Annuitant.

This Endorsement is effective as of the Contract Date unless a different Effective Date is shown here.

Except as otherwise set forth above, this Endorsement is subject to the exclusions, definitions, and provisions of the Contract.


                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                                       ABC
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                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                                (A STOCK COMPANY)

                           Home Office: Columbus, Ohio
                   Administrative Office: Clearwater, Florida

                                   ENDORSEMENT


This Endorsement is attached to and forms a part of the contract.

The Death of the Annuitant During the Accumulation Period section of the Death Benefit Provisions is hereby expanded by adding the following:

If the Owner is the Annuitant and dies during the Accumulation Period and the beneficiary or Joint Owner or Successor Owner who is not the spouse elects to continue the Contract as a deferred annuity under the Death of the Annuitant During the Accumulation Period or Alternative Election sections of the Death Benefit Provisions, We will designate the beneficiary or Joint Owner or Successor Owner who is not the spouse as the Owner and Annuitant and reset the Death Benefit Provisions based upon the age of the new Owner / Annuitant.

This Endorsement is effective as of the Contract Date unless a different Effective Date is shown here.

Except as otherwise set forth above, this Endorsement is subject to the exclusions, definitions, and provisions of the Contract.


                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                                       ABC
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                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                                (A STOCK COMPANY)

                           Home Office: Columbus, Ohio
                   Administrative Office: Clearwater, Florida

                                   ENDORSEMENT


This Endorsement is attached to and forms a part of the contract.

The Death Benefit Proceeds provision of the Death Benefit Provisions is hereby deleted in its entirety and replaced with the following:

If the Annuitant dies during the Accumulation Period, the Death Benefit Proceeds, if payable, will be determined by the Death Benefit Option shown on the Contract Schedule Page. The Death Benefit Option may not be changed after this Contract has been issued.

Option A

Under Option A, the Death Benefit Proceeds will be the greater of:

1.   the Annuity Value as of the Death Report Day; or

2. the excess of (a) the amount of premium paid as of the Death Report Day, less (b) any amount withdrawn from this Contract to pay for partial Surrenders; or

3. the highest Annuity Value as of any Monthiversary prior to the Annuitant's 81st birthday. The highest Annuity Value will be increased for premiums made and decreased for adjusted partial Surrenders taken following the date of the Monthiversary on which the highest Annuity Value occurs.

Option B

Under Option B, the Death Benefit Proceeds will be the greater of:

1.   the Death Benefit Proceeds as determined under Option A above; or

2. total premiums paid for this Contract, less any adjusted partial Surrenders, accumulated at 6% interest per annum from the date of payment or partial Surrender until the earlier of (a) the date of death, or (b ) the date of the Annuitant's 90th birthday.

3. the highest Annuity Value as of any Monthiversary prior to the Annuitant's 90th birthday. The highest Annuity Value will be increased for premiums made and decreased for adjusted partial Surrenders taken following the date of the Monthiversary on which the highest Annuity Value occurs.

The adjusted partial Surrender under Death Benefit Option A, 3, and Option B, 2 and 3, is equal to (a) times (b) where:

(a) is the ratio of the value of any proceeds that would have been payable had death occurred, to the Annuity Value, as these amounts existed on the date the partial Surrender is processed, but prior to the processing; and

(b)  is the amount of the partial Surrender.
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This Endorsement is effective as of the Contract Date unless a different
Effective Date is shown here.

Except as otherwise set forth above, this Endorsement is subject to the exclusions, definitions, and provisions of the Contract.


                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                                       ABC